Exhibit 99.1

News Release

P. O. Box 1980

Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:    Glenn Eanes

 Vice President and Treasurer

 540-665-9100

AMERICAN WOODMARK CORPORATION
ANNOUNCES COMMON STOCK REPURCHASE AUTHORIZATION
And Declares Cash Dividend

Winchester, Va. (March 3, 2006) — American Woodmark Corporation (NASDAQ/NM: AMWD) today announced that the Company’s Board of Directors authorized the repurchase of $10 million in common stock. The additional authorization increases the total repurchase program, initiated in 2001, to $50 million. To date, the Company has repurchased $39.9 million in common stock of the previous $40 million authorized.

In addition, the Company today announced a quarterly cash dividend of $0.03 per share to be paid on March 31, 2006, to shareholders of record on March 17, 2006.

American Woodmark Corporation manufactures and distributes kitchen cabinets and vanities for the remodeling and new home construction markets. Its products are sold on a national basis directly to home centers, major builders and home manufacturers and through a network of independent distributors.

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